Exhibit 99.2

PennyMac Mortgage Investment Trust November 4, 2015 Third Quarter 2015 Earnings Report

3Q15 Earnings Report 2 This presentation contains forward - looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934 , as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change . Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward - looking statements . Actual results and operations for any future period may vary materially from those projected herein, from past results discussed herein, or illustrative examples provided herein . Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to : changes in our investment objectives or investment or operational strategies ; volatility in our industry, the debt or equity markets, the general economy or the residential finance and real estate markets ; changes in general business, economic, market, employment and political conditions or in consumer confidence ; declines in residential real estate or significant changes in U . S . housing prices or activity in the U . S . housing market ; availability of, and level of competition for, attractive risk - adjusted investment opportunities in residential mortgage loans and mortgage - related assets that satisfy our investment objectives ; concentration of credit risks to which we are exposed ; the degree and nature of our competition ; our dependence on our manager and servicer, potential conflicts of interest with such entities, and the performance of such entities ; availability, terms and deployment of short - term and long - term capital ; unanticipated increases or volatility in financing and other costs ; the performance, financial condition and liquidity of borrowers ; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties ; the quality and enforceability of the collateral documentation evidencing our ownership and rights in the assets in which we invest ; increased rates of delinquency, default and/or decreased recovery rates on our investments ; increased prepayments of the mortgages and other loans underlying our mortgage - backed securities and other investments ; the degree to which our hedging strategies may protect us from interest rate volatility ; our failure to maintain appropriate internal controls over financial reporting ; our ability to comply with various federal, state and local laws and regulations that govern our business ; changes in legislation or regulations or the occurrence of other events that impact the business, operations or prospects of government agencies, mortgage lenders and/or publicly - traded companies ; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules ; changes in government support of homeownership ; changes in government or government - sponsored home affordability programs ; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of real estate investment trusts, or REITs ; limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a REIT for U . S . federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U . S . federal income tax purposes and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules ; and the effect of public opinion on our reputation . You should not place undue reliance on any forward - looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time . The Company undertakes no obligation to publicly update or revise any forward - looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only . Forward - Looking Statements

Third Quarter Highlights

- Net income of $38.8 million on net investment income of $90.8 million
  - Diluted earnings per share of $0.49; return on equity of 10%
  - Dividend of $0.47 per share declared on September 21, 2015
  - Book value per share increased to $20.52 at September 30, 2015
- Segment pretax results: Investment Activities: $34.9 million; Correspondent Production: $10.2 million
- New investments in mortgage servicing rights (MSRs), excess servicing spread (ESS) and GSE credit risk transfer on PMT's correspondent production
  - Added $53 million in new MSR investments resulting from PMT's correspondent production activities
  - Invested $84 million in ESS on bulk and flow acquisitions of Agency MSRs by PennyMac Financial Services, Inc. (NYSE: PFSI) related to $10.0 billion in unpaid principal balance (UPB)
  - MSR and ESS investments, related to $94.1 billion in UPB, grew to $842 million at September 30
  - Completed $40 million investment from initial credit risk transfer (CRT) transaction with Fannie Mae on $1.2 billion of PMT's production and launched a second transaction expected to total $4.0 billion of PMT's production[1]
- Purchased $16 million in PMT common shares, or 11% of the $150 million authorized under the previously announced share repurchase program

[1] Although definitive documentation has been executed, this credit risk transfer transaction is subject to continuing due diligence and customary closing conditions, including required regulatory approvals. There can be no assurance regarding the size of the transaction or that the transaction will be completed at all.

PennyMac®
3Q15 Earnings Report | 3

4 PMT's Portfolio Is Transitioning to Newer Mortgage - Related Investments 1Q 2014 100% = $1.560 billion 3Q15 Earnings Report • Portfolio transitioning to investments such as MSRs, ESS and GSE Credit Risk Transfer as opportunities to invest in distressed loans are diminished 3Q 2015 100% = $1.535 billion Distressed loans , 52% Other , 13% Correspondent , 9% MBS , 3% MSRs and ESS , 22% Distressed loans , 79% Other , 4% Correspondent , 2% MBS , 4% MSRs and ESS , 11% Equity Allocation (1) (1) Management’s internal allocation of equity. Amounts represent weighted averages during the period

Third Quarter Income and Return Contributions by Strategy

($ in millions)	Income Contribution[2][3]	Equity Allocated[4]	Annualized Return on Equity (ROE)
Distressed loan investments	**$ 28.9**	**$ 798**	**14.5%**
Interest rate sensitive strategies[1]:			
Correspondent production	$ 11.8		
MSRs (incl. recapture)	$ 12.1		
ESS (incl. recapture)	$ (2.2)		
Agency MBS	$ 3.0		
Non-Agency senior MBS (incl. jumbo)	$ 1.9		
Net interest rate sensitive strategies	**$ 26.5**	**$ 531**	**20.0%**
Credit sensitive strategies:			
GSE credit risk transfer	$ 0.7		
Non-Agency subordinate bonds	$ 0.8		
Commercial real estate finance	$ < 0.1		
Net credit sensitive strategies	**$ 1.5**	**$ 56**	**10.8%**
Cash & short term investments	$ 0.2	$ 150	0.6%
Management fees & corporate expenses	$ (12.1)		
Provision for income tax expense	$ (6.3)		
Net income	**$ 38.8**	**$ 1,535**	**10.1%**

[1] Includes income offset by any associated hedges
[2] Income contribution is net of any direct expenses associated with investments (e.g., loan fulfillment fees, loan servicing fees)
[3] MSR, ESS and distressed loan strategies include an allocation of exchangeable senior notes and associated expenses
[4] Management's internal allocation of equity. Amounts represent weighted averages during the period

- Distressed loan performance improved versus recent quarters – see page 19 for details
- Interest rate sensitive strategies performed well due to correspondent production and MSRs/ESS net of hedges
- Credit risk transfer initial period returns do not reflect expected returns due to underdeployed leverage and partial period cash flows
- Initial investment in commercial real estate loans

PennyMac® 3Q15 Earnings Report | 5

New MBS Issuance by Agency (2) ($ in billions) 6 Current Market Environment and Outlook 3Q15 Earnings Report • Volatility in global markets has led to U.S. interest rates and mortgage rates remaining low • Home price appreciation has moderated, but housing fundamentals appear stable • Agency loans continue to dominate the mortgage market, including government loan programs – Ginnie Mae share of new MBS issuance reached an all - time high and exceeded both Fannie Mae and Freddie Mac in 3Q15 – FHA and VA streamlined refinance programs allow consumers to benefit from lower interest rates – Government loans and new Fannie Mae and Freddie Mac initiatives are designed to meet the needs of new homebuyers, e.g., smaller down payments • Regulatory changes continue to underscore the importance of effective governance, compliance, and operating systems – TILA - RESPA Integrated Disclosure (TRID) rule went into effect in early October, changing the new loan origination process – FHA and the GSEs are making efforts to clarify lender liability (1) Freddie Mac Primary Mortgage Market Survey. 3.76% as of 10/29/2015 (2) Inside Mortgage Finance Ŷ Non - Agency (Jumbo) Ŷ Freddie Mac Ŷ Fannie Mae Ŷ Ginnie Mae 3.0% 3.5% 4.0% 4.5% 5.0% Hundreds Average 30 - year fixed rate mortgage (1) 4.08% 3.86% $0 $20 $40 $60 $80 $100 $120 $140 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15

Objective of Superior Returns Over the Long Term Through Multiple Strategies



Distressed Residential Whole Loans
Correspondent Loan Aggregation
MSRs & ESS
Prime Non-Agency Loans(1)
Agency & Senior Non-Agency MBS
GSE Risk Transfers & Subordinate Bonds(2)
Commercial Real Estate Loans
Interest rate sensitive strategies
Credit sensitive strategies

- PMT's focus is mortgage-related investments that require specialized operational capabilities enabled by our relationship with PFSI
- Opportunistic investment in distressed whole loans
- Recent capital deployment has favored interest rate and credit sensitive strategies:
  - Correspondent loan aggregation which also creates long-term investments in MSRs and credit risk transfers
  - ESS resulting from the co-investment in bulk, mini-bulk and flow MSR acquisitions by PFSI
  - Development of small balance-focused Commercial Real Estate Finance investments
- Increasing emphasis on repeatable, organically created investments designed to produce improved earnings predictability and reduced volatility

(1) Includes retained senior MBS from private-label securitizations
(2) Includes subordinate bonds from private-label securitizations

PennyMac® 3Q15 Earnings Report | 7

Targeted Returns of PMT's Strategies

	Targeted Unlevered Yield	Targeted Gross Pretax Return on Equity[(1)]	
Distressed Residential Whole Loans	6% - 8%	12% - 16%	
Correspondent Loan Aggregation	10 bps - 15 bps of production	26% - 36%	*Interest rate sensitive strategies – includes investments with offsetting exposures*
MSRs & ESS	7.5% - 12% (incl. expected recapture contribution)	9% - 16%	
Prime Non-Agency Loans[(2)]	4% - 6%	8% - 13%	
Agency & Senior Non-Agency MBS	2% - 6%	6% - 12%	
GSE Risk Transfers & Subordinate Bonds[(3)]	6% - 7.5%	11% - 14%	*Credit sensitive strategies*
Commercial Real Estate Loans	4.5% - 7%	11% - 18%	

Note: This slide presents examples for illustrative purposes only, using PMT's base case assumptions (e.g., for credit performance, prepayment speeds, financing economics). Actual results may differ materially. Please refer to the disclaimers on slide 2.

(1) Gross return contribution net of estimated direct expenses associated with each strategy (e.g., loan servicing fees, loan fulfillment fees). Targeted returns on equity do not reflect intra-month variability, e.g., in correspondent loan aggregation, and any excess cash required. Gross return contribution does not include an allocation of management fees, corporate operating and other administrative expenses. PMT may employ hedge strategies that reduce gross return of certain strategies. Certain strategies are subject to tax expense associated with the taxable REIT subsidiary.

(2) Includes retained senior MBS from private-label securitizations

(3) Includes subordinate bonds from private-label securitizations

PennyMac® 3Q15 Earnings Report | 8

Continuing to Develop PMT's Investment in GSE Credit Risk Transfer

- PMT is investing in the credit risk of its correspondent loan production delivered to the GSEs
  - Partnered with Fannie Mae on a second credit risk transfer transaction[(1)]
  - Expected to total $4 billion in UPB with loan deliveries to be completed in 1Q16
  - Will result in a ~$135 million credit risk bond owned by PMT and a net equity investment of $50 million
- Transaction aligns with Fannie Mae's desire to attract additional capital to GSE credit risk transfers
- PMT is positioned to enter into these transactions with the GSEs due to its correspondent aggregation business and production volumes of GSE-eligible conventional conforming loans

Summary of PMT's Credit Risk Transfer Transactions

	CRT 2015 - 2	CRT 2015 - 1
Deal Size (UPB in billions)	*$ 4.0*	$ 1.2
Class M1 Bond (in millions)	*$ 135.0*	$ 40.4
Initial Net Capital Investment [(2)] (in millions)	*$ 50.0*	$ 15.0

(2) Net of financing

Italics represent estimates

PMT's Total Conventional Conforming Production



UPB ($ in billions)
$5
$4
$3
$2
$1
$3.5
$2.8
$2.8
$3.6
$4.1
3Q14
4Q14
1Q15
2Q15
3Q15

(1) Although definitive documentation has been executed, this credit risk transfer transaction is subject to continuing due diligence and customary closing conditions, including required regulatory approvals. There can be no assurance regarding the size of the transaction or that the transaction will be completed at all.

PennyMac® 3Q15 Earnings Report | 9

Mortgage Investment Activities

$801 $1,160 $1,050 $0 $500 $1,000 $1,500 $2,000 $2,500 Fair Value on Balance Sheet Collateral Value Unpaid Principal Balance $1,359 $1,947 $1,889 $0 $500 $1,000 $1,500 $2,000 $2,500 Fair Value on Balance Sheet Collateral Value Unpaid Principal Balance 11 Nonperforming Loans (at September 30, 2015) Performing Loans (at September 30, 2015) • Nonperforming loans are held on average at a 30% discount to current property value – earned over expected liquidation timeline net of expected costs, plus additional value from property appreciation and reperformance of rehabilitated loans • Performing loans provide ongoing cash interest income and, as they season, the opportunity to monetize gains through payoffs, refinances, or loan sales PMT’s Distressed Whole Loan Investments Deliver Earnings Over Time (in millions) (in millions) 3Q15 Earnings Report

Distressed Loan Performance Driven by Resolution Activity

- UPB of total liquidation activities, which are comprised of payoffs, foreclosure sales to third parties, short sales and real estate owned (REO) sales, decreased 25% from 2Q15
  - Increased loans re-performing through modification instead of going through short sale and foreclosure
  - REO sales down 31% Q/Q due to longer eviction periods resulting in a growing sale pipeline
- Modification activity increased 23% Q/Q; pipeline of modifications in process up 7% from 2Q15
- Loans transitioning to REO from foreclosure increased 15% from 2Q15
- REO rental portfolio totaled $4.4 million at September 30, 2015



Resolution Activity (UPB)
($ in millions)
Payoffs
2Q15
$19
3Q15
$16
Foreclosure sales
2Q15
$10
3Q15
$10
Short sales
2Q15
$39
3Q15
$31
REO sales
2Q15
$108
3Q15
$74
Total Liquidation Activities
2Q15
$175
3Q15
$131
Modifications
2Q15
$64
3Q15
$79
Foreclosure to REO
2Q15
$91
3Q15
$105

PennyMac® 3Q15 Earnings Report | 12

Correspondent production sellers Selected Operational Metrics 3Q15 400 2Q15 377 Purchase money loans, as % of total acquisitions 64% 77% • Correspondent acquisitions totaled $14.4 billion, up 21% Q/Q – Conventional conforming and jumbo acquisitions were $4.1 billion; locks were $4.1 billion – Total lock volume of $13.6 billion, down 5% Q/Q • Government loan acquisitions have increased significantly in recent quarters – Government origination market has grown and large bank competitors have retreated • October correspondent acquisitions totaled $3.8 billion ; locks totaled $3.9 billion • PFSI’s technology - enabled platform allowed the business to scale up and process significantly higher volumes • Lock volumes from small to medium sized lenders increased 14% Q/Q to $2.5 billion • Increasing market share in underrepresented geographies – Midwest acquisition volumes grew 23% Q/Q Correspondent Production Volume and Mix Strong Market and Share Gains Drive Higher Correspondent Volume (1) For Government loans, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee ($ in billions) UPB (1) (1) 3Q15 Earnings Report 13 $3.5 $2.8 $2.8 $3.6 $4.1 $4.4 $4.4 $5.1 $8.3 $10.3 $8.4 $7.5 $9.5 $14.4 $13.6 $0 $4 $8 $12 $16 3Q14 4Q14 1Q15 2Q15 3Q15 Govt Jumbo Conventional Conforming Total Locks

Significant Growth in MSR and ESS Investments During the Quarter 14 ($ in millions) • Continued portfolio growth as investments in MSR and ESS reached $842 million, related to underlying loans with a UPB of $94.1 billion, at September 30, 2015 – Organic MSR investments resulting from correspondent production activity reached $423 million, up from $395 million at June 30, 2015 – ESS investments resulting from bulk, mini - bulk and flow MSR acquisitions by PFSI reached $419 million, up from $359 million at June 30, 2015 MSR and ESS Assets at Period End Carrying value on balance sheet Related UPB Ŷ MSRs Ŷ ESS Ŷ UPB (right axis) 3Q15 Earnings Report $533 $549 $581 $754 $842 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 $0 $200 $400 $600 $800 $1,000 3Q14 4Q14 1Q15 2Q15 3Q15

Financial Results

16 Pretax Income (Loss) by Operating Segment Note: Figures may not sum exactly due to rounding 3Q15 Earnings Report Investment Correspondent Total Pretax ($ in millions) Activities Production Income 3Q14 55.1$ 2.8$ 57.9$ 4Q14 11.0$ 0.9$ 11.9$ 1Q15 (8.2)$ 4.4$ (3.8)$ 2Q15 19.9$ 5.2$ 25.1$ 3Q15 34.9$ 10.2$ 45.1$

Investment Activities Segment Results

($ in thousands)	Quarter Ended September 30, 2015	Quarter Ended June 30, 2015
Revenues:		
Net gain on investments:		
Mortgage loans at fair value	$ 31,909	$ 30,068
Mortgage loans held by variable interest entity net of asset-backed secured financing	(2,331)	(6,955)
Mortgage-backed securities	3,224	(9,089)
Excess spread investment	(7,844)	8,590
	24,958	22,614
Net interest income		
Interest income	47,690	36,336
Interest expense	31,390	24,976
	16,300	11,360
Net loan servicing fees	20,791	13,017
Other	(1,691)	13
Total revenues	60,358	47,004
Expenses:		
Servicing and Management fees payable to PennyMac Financial Services, Inc.[1]	16,664	17,463
Other	8,760	9,675
Total expenses	25,424	27,138
Pretax income	**$ 34,934**	**$ 19,866**

[1] Servicing fees include both special servicing for PMT's distressed portfolio and subservicing for PMT's mortgage servicing rights

- Segment revenue increased 28% Q/Q:
  - Net gain on investments increased 10% Q/Q, driven by:
    - Continued improvement in valuation gains on distressed loans
    - Valuation loss on ESS due to higher projected prepayments, partially offset by $2.4 million in recapture income
    - Negligible net valuation impact on MBS portfolios in 3Q15
  - Net interest income increased 43% Q/Q (see slide 18)
  - Net servicing fee revenue increased 60% Q/Q driven by hedge gains in excess of MSR impairment and fair value losses
- Expenses were down 6% Q/Q
  - Loan servicing expense declined 3% Q/Q due to a decline in distressed loan servicing expenses

PennyMac®
3Q15 Earnings Report | 17

Interest Income Grows as a Component of PMT's Returns

($ in thousands)	Quarter ended September 30, 2015					
	Investment Activities		Correspondent Production		Consolidated	
	Net gain (loss) on investments	Interest income	Net gain (loss) on investments	Interest income	Net gain (loss) on investments	Interest income
Short-term investments	$ -	$ 115	$ -	$ -	$ -	$ 115
Mortgage-backed securities	3,224	2,614	-	-	3,224	2,614
Mortgage loans:						
At fair value	31,909	24,364	-	-	31,909	24,364
Held by variable interest entity	1,609	5,598	-	-	1,609	5,598
Asset-backed secured financing	(3,940)	-	-	-	(3,940)	-
	(2,331)	5,598	-	-	(2,331)	5,598
Acquired for sale at fair value	-	6,956	13,884	13,748	13,884	20,704
Total mortgage loans	29,578	36,918	13,884	13,748	43,462	50,666
Excess spread investment	(7,844)	8,026	-	-	(7,844)	8,026
Other	-	17	-	-	-	17
	$ 24,958	$ 47,690	$ 13,884	$ 13,748	$ 38,842	$ 61,438

- Total interest income was $61.4 million, a 36% Q/Q increase
- Distressed loan interest income has increased significantly
  - Capitalized interest on loan modifications of $14.8 million, up 50% Q/Q[1]
  - Interest income from reperforming loans has more than doubled since 3Q14
- ESS interest income was $8.0 million, up 38% Q/Q
- Higher interest income in correspondent production driven by growth in acquisition volume and longer inventory holding periods

[1] Capitalized interest from loan modifications increases interest income and generally reduces gains from loan valuations

PennyMac® 3Q15 Earnings Report | 18

Investment Gains and Cash Flows from the Distressed Loan Portfolio

- Net gains on distressed loans totaled $31.9 million, an increase from $30.1 million in 2Q15
  - Higher actual home prices versus prior forecasts partially offset by a reduction in future home price appreciation expectations
    - Home price appreciation expectation over the next 12 months is 3.9%, unchanged from June 30[3]
  - Loan modification activity increased from 2Q15
  - Market prices for performing loans remained strong
- Cash proceeds from liquidation activity on loans and REO totaled $103.7 million
  - Accumulated gains on assets liquidated during the quarter were $6.9 million, and gains on liquidation were $7.4 million

Net Gains on Mortgage Loans

($ in thousands)	Quarter ended Sept. 30, 2015		Quarter ended June 30, 2015	
Valuation Changes:				
Performing loans	$	6,007	$	3,308
Nonperforming loans		23,051		23,867
		29,058		**27,175**
Payoffs		2,911		2,628
Sales		(60)		265
	$	**31,909**	**$**	**30,068**

Cash Proceeds and Gain on Liquidation

($ in thousands)	Quarter ended September 30, 2015					
	Proceeds		Accumulated gains[1]		Gain on liquidation[2]	
Mortgage loans	$	57,022	$	6,122	$	2,852
REO		46,686		734		4,512
	$	103,708	$	6,856	$	7,364

[1] Represents valuation gains and losses recognized during the period the Company held the respective asset, but excludes the gain or loss recorded upon sale or repayment of the respective asset

[2] Represents the gain or loss recognized as of the date of sale or repayment of the respective asset

[3] Weighted average twelve-month projected housing price index change

PennyMac® 3Q15 Earnings Report | 19

At 9/30/15 Under lower of amortized cost or fair value Under fair value Fair value Pool UPB $33,834 $6,062 $54,189 Pool weighted average coupon 3.84% 4.77% 4.11% Pool prepayment speed assumption (CPR) 10.5% 14.8% 10.3% Weighted average servicing fee/spread 0.26% 0.25% 0.17% Fair value $386.5 $57.8 $418.6 As multiple of servicing fee 4.47 3.77 4.48 Carrying (accounting) value $365.3 $57.8 $418.6 ($ in millions) Mortgage Servicing Rights Excess Servicing Spread 20 Valuation of MSRs and Excess Servicing Spread (ESS) • PMT carries most of its MSRs at the lower of amortized cost or fair value (“LOCOM”) – MSRs where the note rate on the underlying loan is less than or equal to 4.5% • The fair value of MSRs carried at LOCOM was $21.2 million in excess of the carrying value at September 30, 2015, compared to $25.5 million at June 30, 2015 3Q15 Earnings Report

Correspondent Production Segment Results

($ in thousands)	Quarter Ended Sept. 30, 2015	As % of Interest Rate Lock Commitments[1]	Quarter Ended June 30, 2015	As % of Interest Rate Lock Commitments[1]
Revenues:				
Net gain on mortgage loans acquired for sale	$ 13,884	0.34%	$ 11,175	0.25%
Net interest income	7,378	0.18%	4,234	0.10%
Other income	9,154	0.22%	7,352	0.17%
	$ 30,416	0.74%	$ 22,761	0.51%
Expenses:				
Loan fulfillment, servicing, and management fees payable to PennyMac Financial Services, Inc.	$ 18,367	0.45%[2]	$ 15,785	0.36%[2]
Other	1,876	0.05%	1,754	0.04%
	$ 20,243	0.49%	$ 17,539	0.39%
Pretax income	**$ 10,173**	**0.25%**	**$ 5,222**	**0.12%**

Note: Figures may not sum exactly due to rounding

- Segment revenue totaled $30.4 million, a 34% increase from 2Q15
  - Higher gain on mortgage loans driven by optimizing GSE deliveries and sale of specialized loans
  - Higher net interest income and loan origination fees from a 14% Q/Q increase in acquisition volumes during the quarter
- Fulfillment fee expense increased $18.4 million Q/Q driven by higher production volumes; fulfillment fee paid for the quarter was 43bp, unchanged from 2Q15[2]

[1] Conventional conforming and jumbo interest rate lock commitments.
[2] Fulfillment fees are based on funding volumes. Contractual fulfillment fee is in general 0.50% of the funding of conventional and jumbo loans, subject to reductions at specified volumes and discretionary reductions by PFSI.

PennyMac® 3Q15 Earnings Report | 21

Appendix

23 PMT Dividends and Book Value Over Time 18% 11% 14% 10% 19% 14% 7% 7% Return on Equity (2) (1) At period end. Book value per share in 4Q13 was reduced by two dividends declared in that quarter. (2) Return on average equity during the respective quarter; return on average equity is calculated based on annualized quarterly net income as a percentage of monthly average shareholders’ equity during the period. 2% Book value per share (1) EPS & Dividend 3Q15 Earnings Report $0.86 $0.57 $0.69 $0.50 $0.93 $0.69 $0.34 $0.09 $0.36 $0.49 $0.57 $0.57 $0.59 $0.59 $0.59 $0.61 $0.61 $0.61 $0.61 $0.47 $20.52 $17.00 $18.00 $19.00 $20.00 $21.00 $22.00 $0.00 $0.25 $0.50 $0.75 $1.00 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 Diluted EPS Dividend Book value per share (right axis) 10%

Opportunity for PFSI and PMT in MSR Acquisitions

Why Are MSR Sales Occurring?

- Large servicers may sell MSRs due to continuing operational pressures, higher regulatory capital requirements for banks (treatment under Basel III) and a re-focus on core customers/businesses
- Independent mortgage banks sell MSRs from time to time due to a need for capital

How Do MSRs Come to Market?

- Intermittent large bulk portfolio sales ($10+ billion in UPB)
  - Require considerable coordination with selling institutions and Agencies
- Mini-bulk sales (typically $500 million to $5 billion in UPB)
  - Increased activity as originators sell MSRs retained in 2012 and 2013
- Flow/co-issue MSR transactions (monthly commitments, typically $20-100 million in UPB)
  - Alternative delivery method typically from larger independent originators

Which MSR Transactions Are Attractive?

- GSE and Ginnie Mae servicing in which PFSI has distinctive expertise
- MSRs sold and operational servicing transferred to PFSI (not subserviced by a third party)
- Measurable rep and warranty liability for PFSI

PFSI is uniquely positioned be a successful acquirer of MSRs

- Proven track record of complex MSR and distressed loan transfers
- Operational platform that addresses the demands of the Agencies, regulators, and financing partners
- Physical capacity in place to service over $200 billion in UPB
- Co-investment opportunity for PMT in the excess servicing spread

PennyMac® 3Q15 Earnings Report | 24

PMT's Excess Servicing Spread Investments in Partnership with PFSI

- PMT co-invests in Agency MSRs acquired from third-party sellers by PFSI
- PMT acquires the right to receive the excess servicing spread cash flows over the life of the underlying loans
- PFSI owns the MSRs and services the loans


Acquired by PFSI from Third-Party Seller(1)
MSR Asset (e.g., 25bp servicing fee)
Acquired by PMT from PFSI(1)
Excess Servicing Spread (e.g., 12.5bp)
Base MSR (e.g., 12.5bp)

Example transaction: actual transaction details may vary materially

<u>Excess Servicing Spread</u>[2]

- Interest income from a portion of the contractual servicing fee
  - Realized yield dependent on prepayment speeds and recapture

<u>Base MSR</u>

- Income from a portion of the contractual servicing fee
- Also entitled to ancillary income
- Bears expenses of performing loan servicing activities
- Required to advance certain payments largely for delinquent loans

(1) The contractual servicer and MSR owner is PennyMac Loan Services, LLC, an indirect subsidiary of PennyMac Financial Services, Inc.
(2) Subject and subordinate to Agency rights (under the related servicer guide); does not change the contractual servicing fee paid by the Agency to the servicer.

PennyMac®
3Q15 Earnings Report | 25

Management of PMT's Interest Rate Risk(1)



% change in PMT shareholders' equity
Estimated Sensitivity to Changes in Interest Rates
At 9/30/15
5%
4%
3%
2%
1%
0%
-1%
-2%
-3%
-4%
-100
-75
-50
-25
0
25
50
75
100
Instantaneous parallel shock in interest rates (in bps)
"Long" Assets(2)
MSRs/ESS and Hedges(3)
Net Exposure(4)

- PMT's interest rate risk exposure is managed on a "global" basis
  - Disciplined hedging
  - Multiple mortgage-related investment strategies with complementary interest rate sensitivities
- In a hypothetical 100 bps drop in interest rates, the estimated fair value loss would be less than 1% of shareholders' equity(1)

(1) Analysis does not include PMT assets for which interest rates are not a key driver of values, i.e., distressed whole loans and REO. The sensitivity analyses on the slide and the associated commentary are limited in that they are estimates as of September 30, 2015; only reflect movements in interest rates and do not contemplate other variables; do not incorporate changes in the variables in relation to other variables; are subject to the accuracy of various models and assumptions used; and do not incorporate other factors that would affect the Company's overall financial performance in such scenarios, including operational adjustments made by management to account for changing circumstances. For these reasons, the preceding estimates should not be viewed as an earnings forecast.

(2) Includes loans acquired for sale and IRLCs, net of associated hedges, Agency and Non-Agency MBS assets

(3) Includes MSRs, ESS, and hedges which include put and call options on MBS, Eurodollar futures and Treasury futures

(4) Net exposure represents the net position of the "Long" Assets Position and the MSR/ESS Investments and Hedges

PennyMac® 3Q15 Earnings Report | 26

($ in millions) 3Q14 4Q14 1Q15 2Q15 3Q15 Fundings Conventional 3,509$ 2,772$ 2,831$ 3,553$ 4,055$ Government 4,378 4,389 5,106 8,316 10,348 Jumbo 169 116 59 26 19 Total 8,056$ 7,276$ 7,996$ 11,895$ 14,422$ Locks Conventional 3,554$ 2,844$ 3,433$ 4,404$ 4,085$ Government 4,621 4,473 6,010 9,936 9,483 Jumbo 199 172 70 41 32 Total 8,373$ 7,489$ 9,512$ 14,381$ 13,599$ Fundings and Locks by Product 27 Note: Figures may not sum exactly due to rounding 3Q15 Earnings Report

Distressed Portfolio by Acquisition Period

1Q10	Purchase	3Q15
Balance ($mm)	$ 182.7	35.1
Pool Factor[(1)]	1.00	0.19
Current	6.2%	31.2%
30	1.6%	11.9%
60	5.8%	4.9%
90+	37.8%	11.6%
FC	46.4%	20.8%
REO	2.3%	19.8%

2Q10	Purchase	3Q15
Balance ($mm)	$ 195.5	29.7
Pool Factor[(1)]	1.00	0.15
Current	5.1%	30.3%
30	2.0%	10.9%
60	4.1%	6.7%
90+	42.8%	13.3%
FC	45.9%	28.2%
REO	0.0%	10.5%

3Q10	Purchase	3Q15
Balance ($mm)	$ 146.2	19.4
Pool Factor[(1)]	1.00	0.13
Current	1.2%	27.6%
30	0.4%	10.0%
60	1.3%	1.9%
90+	38.2%	25.1%
FC	58.9%	23.8%
REO	0.0%	11.6%

4Q10	Purchase	3Q15
Balance ($mm)	$ 277.8	51.3
Pool Factor[(1)]	1.00	0.18
Current	5.0%	38.4%
30	4.0%	7.0%
60	5.1%	3.9%
90+	26.8%	17.9%
FC	59.1%	19.2%
REO	0.0%	13.7%

1Q11	Purchase	3Q15
Balance ($mm)	$ 515.1	141.1
Pool Factor[(1)]	1.00	0.27
Current	2.0%	25.1%
30	1.9%	5.9%
60	3.9%	2.7%
90+	25.9%	20.9%
FC	66.3%	31.3%
REO	0.0%	14.1%

2Q11	Purchase	3Q15
Balance ($mm)	$ 259.8	79.3
Pool Factor[(1)]	1.00	0.31
Current	11.5%	26.8%
30	6.5%	10.5%
60	5.2%	5.1%
90+	31.2%	20.5%
FC	43.9%	23.7%
REO	1.7%	13.5%

3Q11	Purchase	3Q15
Balance ($mm)	$ 542.6	138.3
Pool Factor[(1)]	1.00	0.25
Current	0.6%	31.2%
30	1.3%	6.7%
60	2.0%	1.6%
90+	22.6%	19.1%
FC	73.0%	23.4%
REO	0.4%	18.0%

4Q11	Purchase	3Q15
Balance ($mm)	$ 49.0	23.6
Pool Factor[(1)]	1.00	0.48
Current	0.2%	37.2%
30	0.1%	3.9%
60	0.2%	0.9%
90+	70.4%	24.0%
FC	29.0%	22.9%
REO	0.0%	11.0%

1Q12
No Pools Purchased in this Quarter.

2Q12	Purchase	3Q15
Balance ($mm)	$ 402.5	132.8
Pool Factor[(1)]	1.00	0.33
Current	45.0%	39.2%
30	4.0%	10.9%
60	4.3%	5.0%
90+	31.3%	19.5%
FC	15.3%	19.3%
REO	0.1%	6.1%

3Q12	Purchase	3Q15
Balance ($mm)	$ 357.2	162.3
Pool Factor[(1)]	1.00	0.45
Current	0.0%	25.3%
30	0.0%	3.1%
60	0.1%	1.3%
90+	49.1%	18.0%
FC	50.8%	29.4%
REO	0.0%	22.9%

4Q12	Purchase	3Q15
Balance ($mm)	$ 290.3	147.1
Pool Factor[(1)]	1.00	0.51
Current	3.1%	33.1%
30	1.3%	10.0%
60	5.4%	5.0%
90+	57.8%	15.7%
FC	32.4%	20.8%
REO	0.0%	15.3%

[(1)] Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition

PennyMac® 3Q15 Earnings Report | 28

Distressed Portfolio by Acquisition Period (cont.)

1Q13	Purchase	3Q15
Balance ($mm)	$ 366.2	197.8
Pool Factor[1]	1.00	0.54
Current	1.6%	46.2%
30	1.5%	8.7%
60	3.5%	5.8%
90+	82.2%	15.2%
FC	11.2%	13.6%
REO	0.0%	10.4%

2Q13	Purchase	3Q15
Balance ($mm)	$ 397.3	273.1
Pool Factor[1]	1.00	0.69
Current	4.8%	30.1%
30	7.4%	6.0%
60	7.6%	4.8%
90+	45.3%	19.2%
FC	34.9%	26.3%
REO	0.0%	13.6%

3Q13	Purchase	3Q15
Balance ($mm)	$ 929.5	635.8
Pool Factor[1]	1.00	0.68
Current	0.8%	21.1%
30	0.3%	3.3%
60	0.7%	1.9%
90+	58.6%	21.6%
FC	39.6%	31.1%
REO	0.0%	21.0%

4Q13	Purchase	3Q15
Balance ($mm)	$ 507.3	404.6
Pool Factor[1]	1.00	0.80
Current	1.4%	13.0%
30	0.2%	2.2%
60	0.0%	0.2%
90+	38.3%	18.3%
FC	60.0%	47.5%
REO	0.0%	18.6%

1Q14	Purchase	3Q15
Balance ($mm)	$ 439.0	353.8
Pool Factor[1]	1.00	0.81
Current	6.2%	15.9%
30	0.7%	2.8%
60	0.7%	1.4%
90+	37.5%	19.0%
FC	53.8%	46.2%
REO	1.1%	14.8%

2Q14	Purchase	3Q15
Balance ($mm)	$ 37.9	31.8
Pool Factor[1]	1.00	0.84
Current	0.7%	26.4%
30	0.6%	5.6%
60	1.4%	3.3%
90+	59.0%	25.1%
FC	38.2%	30.8%
REO	0.0%	8.6%

3Q14
No Pools Purchased in this Quarter.

4Q14	Purchase	3Q15
Balance ($mm)	$ 330.8	303.3
Pool Factor[1]	1.00	0.92
Current	1.6%	15.6%
30	1.6%	5.2%
60	7.1%	3.6%
90+	52.7%	35.0%
FC	36.9%	34.0%
REO	0.0%	6.6%

1Q15	Purchase	3Q15
Balance ($mm)	$ 310.2	284.8
Pool Factor[1]	1.00	0.92
Current	1.8%	7.5%
30	0.3%	0.6%
60	0.1%	0.3%
90+	66.7%	29.7%
FC	31.1%	52.1%
REO	0.0%	9.8%

2Q15
No Pools Purchased in this Quarter.

(1) Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition

PennyMac® 3Q15 Earnings Report | 29

Net Cash Flows from Existing Investments

Reconciliation of Non-GAAP Financial Measure

($ in thousands)	Quarter Ended				
	Sept 30, 2015	June 30, 2015	March 31, 2015	Dec 31, 2014	Sept 30, 2014
Cash flows from investing activities[1]	**$ (22,526)**	**$ 44,642**	**$ (91,348)**	**$ (280,305)**	**$ 195,523**
Adjustments to remove items:					
Purchase of mortgage-backed securities at fair value	37,095	-	25,129	112,050	54,284
Purchase of mortgage loans at fair value	-	(1,653)	241,981	271,587	-
Purchase of excess servicing spread	84,165	140,875	46,412	13,246	9,253
Purchase of real estate acquired in settlement of loans	-	-	-	-	-
Purchase of credit risk transfer securities	87,891	-	-	-	-
Settlements of derivative financial instruments	(1,788)	(2,912)	13,466	2,557	(1,906)
Margin deposits and restricted cash	(37,441)	20,211	15,792	(4,678)	5,803
Net decrease in short-term investments	(899)	(12,532)	(94,951)	102,448	(67,001)
Sale of mortgage-backed securities at fair value	-	-	-	(68,284)	-
Bulk sale of mortgage loans at fair value	-	(1,074)	(939)	-	(65,688)
	$ 146,497	**$ 187,557**	**$ 155,542**	**$ 148,621**	**$ 130,268**
Other adjustments:					
Debt repayment on investment liquidations/sales[2]	$ (93,962)	$ (126,254)	$ (103,031)	$ (95,462)	$ (77,323)
Servicing fees[3]	$ 25,500	$ 25,887	$ 22,629	$ 23,020	$ 20,300
Net interest income from Investment Activities[4]	$ 16,300	$ 11,360	$ 11,647	$ 17,948	$ 15,149
Less capitalized interest	$ (14,849)	$ (9,921)	$ (10,209)	$ (26,045)	$ (10,452)
Expenses[5]	$ (28,114)	$ (28,203)	$ (26,067)	$ (27,837)	$ (31,704)
Net cash flows from existing investments	**$ 51,372**	**$ 60,426**	**$ 50,511**	**$ 40,245**	**$ 46,238**

(1) Quarterly cash flows from investing activities are derived from the Company's year-to-date statements of cash flows
(2) Debt repayment from liquidations calculated based on debt advance rates for each asset type
(3) Revenue component of net loan servicing fees as reported quarterly
(4) Investment Activities segment net interest income from the quarterly segment income statement
(5) Quarterly income statement items excluding noncash items and fulfillment fees

PennyMac® 3Q15 Earnings Report | 30

$4,160 $4,358 $5,279 $6,159 $4,965 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 3Q14 4Q14 1Q15 2Q15 3Q15 Correspondent loan inventory (2) PMT’s L ong - Term Investments Ŷ Retained interests from private - label securitizations Ŷ MSRs and ESS Ŷ Agency and non - Agency MBS Ŷ Distressed whole loans and REO 31 PMT's Mortgage Assets and Leverage Ratio Over Time Leverage ratio (1) 1.8x 2 .0x 2.6x 3.2x (1) All borrowings, including exchangeable senior notes and asset - backed secured financing of the variable interest entity, divided by shareholders’ equity at period end (2) 2Q15 amounts included $649 million of loans delivered into credit risk transfer transaction Mortgage Assets ($ in millions) 3Q15 Earnings Report 2.6x